Exhibit 10.3

AMENDMENT NO. 1
TO
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) is entered into effective the 25th day of March, 2010, by and between Ryan R. Gilbertson, a resident of the State of Minnesota (“Employee”), and Northern Oil and Gas, Inc., a Nevada corporation having its principal office at 315 Manitoba Avenue, Suite 200, Wayzata, Minnesota (the “Company”).

WHEREAS, the Company and Employee have entered into that certain Second Amended and Restated Employment Agreement, effective January 30, 2009 (the “Agreement”).

WHEREAS, as of the Effective Date, the Employee’s title with the Company is changing from “Chief Financial Officer” to “President,” and the parties desire to amend the Agreement to reflect the same.

NOW, THEREFORE, the parties agree as follows:

1.           Amendment.  The Agreement is hereby amended to replace the phrase “Chief Financial Officer” in each place it appears with the word “President”.

2.           Miscellaneous.  Except as specifically set forth herein, all terms and provisions of the Agreement shall remain in full force and effect with no other modification or waiver.  This Amendment may be executed in two or more counterparts, and delivered by facsimile or other means of electronic communication, each of which shall be considered an original.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.

NORTHERN OIL AND GAS, INC.

By /s/ Michael L. Reger
    By:  Michael L. Reger
    Its:  Chief Executive Officer

EMPLOYEE:

/s/ Ryan R. Gilbertson
Ryan R. Gilbertson